Exhibit 99.1

MYR Group Inc. Announces Senior Leadership Succession Plan
Thornton, Colo., January 25, 2024 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today that as part of a planned leadership succession process, Tod M. Cooper will retire from his position as Senior Vice President and Chief Operating Officer of MYR Group’s Transmission & Distribution (“T&D”) segment and transition the role to Brian K. Stern, effective March 1, 2024. Mr. Cooper will remain in a senior role with the Company with a focus on leadership development, strategic initiatives, and client development.
MYR Group’s President and CEO, Rick Swartz, said, “On behalf of our Board and our entire leadership team, I would like to thank Tod for his significant leadership contributions to MYR Group. Tod has played a key role in the growth, strategic direction, and leadership development of our Company. We look forward to Tod’s continued contributions to MYR Group.” Mr. Cooper has a combined 33 years of service with the Company and its subsidiaries, beginning his career with The L.E. Myers Co., and has served as Chief Operating Officer of MYR Group’s T&D segment since 2017.
Mr. Swartz continued, “We are also excited to announce that as part of our long-term succession planning process, Brian Stern will be promoted to Chief Operating Officer of MYR Group’s T&D segment. Brian brings 19 years of experience with MYR Group and its subsidiaries, has served as Group Vice President in our T&D segment since 2017, and has extensive experience in the transmission and distribution industry leading several of our subsidiaries.”
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:
Kelly Huntington, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com